Exhibit 99.1

FCB Financial Holdings, Inc. Surpasses $8 Billion in Assets and Reports Record Second Quarter 2016 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported second quarter 2016 net income of $23.5 million, or $0.55 per share on a fully diluted basis, and record core net income of $24.2 million, or $0.56 per share on a fully diluted basis. Core net income rose 27% year-over-year and core net income per diluted share rose 28%. These resulted in a ROA of 119 basis points and a core ROA of 123 basis points.

•	Total net revenue of $73.2 million

•	Core EPS of $0.56 per share on a fully diluted basis

•	Total loan portfolio grew sequentially at an annualized rate of 25%;

•	New loan fundings of $508.5 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 38%;

•	Total deposits grew by $565.3 million during the quarter,

•	Demand deposits grew by $129.2 million, or 37% annualized, during the quarter;

•	Core efficiency ratio of 43.8%;

•	Core ROA of 123 basis points; and

•	Tangible book value per share was $20.64;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the second quarter of 2016 include $1.0 million expense related to restructuring of employment contracts and severance expense and $324 thousand gain on sale of investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “We are pleased by our results this quarter highlighted by surpassing $8 billion in assets, as new loans grew by over $400 million and deposits grew over $550 million. This continued momentum across our fundamental core businesses is all a reflection of our mission to build Florida’s leading independent banking franchise.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $353.5 million to $6.0 billion at June 30, 2016, an increase of 6% from $5.6 billion as of March 31, 2016 and 32% from $4.5 billion as of June 30, 2015.

The Bank’s new loan portfolio totaled $5.5 billion as of June 30, 2016, an increase of 8% from $5.1 billion as of March 31, 2016 and 45% from $3.8 billion as of June 30, 2015. Loan growth during the quarter was a result of $508.5 million of organic new loan fundings, consisting of $185.8 million of commercial and industrial, $174.7 million of commercial real estate and $148.1 million of residential and consumer. As the acquired portfolio continues to resolve, the Bank may periodically supplement organic production with high quality purchased residential mortgages as part of its overall balance sheet management strategy. There were no residential mortgage purchases during the second quarter of 2016. As of June 30, 2016 new loans made up 92% of the total loan portfolio as compared to 91% and 84% as of March 31, 2016 and June 30, 2015, respectively.

The Bank’s acquired loan portfolio totaled $474.1 million as of June 30, 2016, a decrease of 11% from $535.1 million as of March 31, 2016 and a decrease of 34% from $720.2 million as of June 30, 2015. The decrease in the current quarter was driven by the resolution of $24.9 million of loans as well as scheduled loan amortization. As of June 30, 2016, acquired loans made up 8% of our total loan portfolio as compared to 9% and 16% as of March 31, 2016 and June 30, 2015, respectively.

Asset Quality

The provision for loan losses of $2.0 million recorded for the second quarter of 2016 includes a $2.2 million provision for new loans and net recoupment of valuation allowance of $0.2 million for the acquired loan portfolio due to recoveries and better than expected performance on resolution of acquired loans. The provision for new loans served to increase the related allowance to $28.5 million, or 0.52% of the $5.5 billion in new loans outstanding. The nonperforming new loan ratio as of June 30, 2016 was 0.01%.

Deposits and Borrowings

Deposits totaled $6.5 billion as of June 30, 2016, an increase of 10% from $5.9 billion as of March 31, 2016 and an increase of 45% from $4.5 billion as of June 30, 2015. During the second quarter of 2016, demand deposits increased by $129.2 million, or 9%, from March 31, 2016 and increased by $604.1 million, or 66%, from June 30, 2015. Demand deposits represent 23% of total deposits as of June 30, 2016 as compared to 23% and 20% as of March 31, 2016 and June 30, 2015, respectively. The cost of deposits was 69 basis points for the quarter, representing a 3 basis point increase from the first quarter of 2016 and a 12 basis point increase from the second quarter of 2015.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2016 was 3.51%, a decrease of 14 basis points from the first quarter of 2016 and an increase of 8 basis points from the second quarter of 2015. The decrease from the first quarter of 2016 was due primarily to an increase of cost of time deposits and borrowings as well as the continued attrition of the acquired loan portfolio.

Net interest income totaled $64.9 million in the second quarter of 2016, an increase of 1% from $64.4 million in the first quarter of 2016 and an increase of 29% from $50.2 million in the second quarter of 2015. Interest income totaled $77.2 million for the second quarter of 2016, an increase of 2% from $75.7 million in the first quarter of 2016 and an increase of 34% from $57.4 million in the second quarter of 2015. Interest income from new loans increased by $3.4 million, or 8%, from the first quarter of 2016 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $2.0 million, or 11%, from the first quarter as balance runoff more than offset better than expected cash flow performance. Interest expense was $12.3 million for the second quarter of 2016, an increase of 9% from $11.3 million in the first quarter of 2016 and an increase 70% from $7.2 million in the second quarter of 2015. The increase from the first quarter of 2016 was a result of an increase of $235.4 million of average interest-bearing liabilities coupled with increased costs associated with the addition of longer duration deposits and borrowings.

Noninterest Income and Noninterest Expense

Noninterest income totaled $8.2 million for the second quarter of 2016 as compared to $5.4 million for the first quarter of 2016 and 14.2 million for the second quarter of 2015. The primary components of noninterest income for the quarter were loan and other fees, gain on sales of other real estate owned and bank-owned life insurance income of $2.2 million, $2.1 million and $1.3 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $34.0 million for the second quarter of 2016, an increase of 2% from $33.3 million in the first quarter of 2016 and an increase of 6% from $32.0 million in the second quarter of 2015. For the quarter, the Company recorded non-core expenses of $1.0 million related to restructuring of employment contracts and severance expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.3%, 9.8% and 11.3% for the second quarter of 2016 respectively, compared to 10.4%, 9.6% and 11.1% for the first quarter of 2016, respectively. Stockholders’ equity totaled $923.2 million as of June 30, 2016, an increase of 3.8% from $889.3 million as of March 31, 2016 due to net income of $23.5 million and an increase in accumulated other comprehensive income of $13.1 million that was partially offset by $6.7 million in treasury stock repurchases. During the quarter, the Company repurchased 195,986 shares at a cost of $6.7 million. Tangible book value per common share is $20.64 as of June 30, 2016.

Conference Call

The Company will host a conference call today, Thursday, July 21, 2016 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through August 21, 2016, by dialing (877) 344-7529 and entering pass code 10088002.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures—net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share—appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

With over $8.0 billion in assets, Florida Community Bank (FCB) is the third largest Florida-based independent bank. Listed on the New York Stock Exchange, (NYSE: FCB), the bank serves the state with 47 full service banking centers. The presence of FCB blankets both Florida coasts from Daytona Beach to Miami-Dade, Naples through Tampa Bay, as well as the I-4 Corridor. FCB is among the most highly capitalized banks in the state with capital ratios exceeding the regulatory standard to be considered “well capitalized.” Complete information outlining the depth and breadth of the company is found at www.FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$62,642	$61,288	$56,945	$51,670	$44,202
Interest and dividends on investment securities	14,470	14,374	14,147	13,315	13,169
Other interest income	96	66	65	38	40

Total interest income	77,208	75,728	71,157	65,023	57,411

Interest expense:
Interest on deposits	10,340	9,293	7,719	6,846	5,991
Interest on borrowings	1,938	1,993	1,469	1,408	1,246

Total interest expense	12,278	11,286	9,188	8,254	7,237

Net interest income	64,930	64,442	61,969	56,769	50,174
Provision for loan losses	1,976	1,440	2,329	675	2,470

Net interest income after provision for loan losses	62,954	63,002	59,640	56,094	47,704

Noninterest income:
Service charges and fees	842	806	826	823	778
Loan and other fees	2,248	2,014	2,425	1,783	1,906
Bank-owned life insurance income	1,286	1,285	1,315	1,101	1,097
FDIC loss share indemnification loss	—	—	—	—	—
Income from resolution of acquired assets	478	680	1,110	2,225	2,898
Gain (loss) on sales of other real estate owned	2,102	(110)	709	228	5,605
Gain (loss) on investment securities	324	(54)	(28)	166	761
Other noninterest income	942	813	1,186	746	1,107

Total noninterest income	8,222	5,434	7,543	7,072	14,152

Noninterest expense:
Salaries and employee benefits	19,614	18,645	17,750	16,840	17,856
Occupancy and equipment expenses	3,034	3,572	3,946	3,368	3,806
Loan and other real estate related expenses	2,235	1,820	2,300	1,939	1,425
Professional services	1,105	1,337	1,651	1,166	1,189
Data processing and network	2,796	2,863	2,719	2,433	2,801
Regulatory assessments and insurance	1,840	2,117	2,066	1,919	2,092
Amortization of intangibles	297	379	400	400	407
Other operating expenses	3,054	2,567	2,369	2,641	2,471

Total noninterest expense	33,975	33,300	33,201	30,706	32,047

Income (loss) before income tax expense (benefit)	37,201	35,136	33,982	32,460	29,809
Income tax expense (benefit)	13,697	12,684	4,233	11,320	10,433

Net income (loss)	$23,504	$22,452	$29,749	$21,140	$19,376

Earnings (loss) per share:
Basic	$0.58	$0.55	$0.73	$0.51	$0.47
Diluted	$0.55	$0.52	$0.68	$0.48	$0.45
Weighted average shares outstanding:
Basic	40,646,498	40,698,866	40,976,006	41,381,482	41,428,588
Diluted	42,997,811	42,840,157	43,643,408	43,798,378	43,106,131

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in thousands)
Assets:
Cash and due from banks	$51,277	$48,449	$44,696	$38,045	$32,161
Interest-earning deposits in other banks	107,588	77,624	57,764	46,714	109,125
Investment securities:
Available for sale securities, at fair value	1,562,049	1,525,145	1,524,622	1,467,819	1,430,149
Federal Home Loan Bank and other bank stock, at cost	51,557	59,321	59,477	65,955	70,505

Total investment securities	1,613,606	1,584,466	1,584,099	1,533,774	1,500,654

Loans held for sale	5,363	900	2,514	2,573	4,782
Loans:
New loans	5,523,071	5,108,538	4,610,763	4,158,997	3,807,547
Acquired loans	474,076	535,129	582,424	647,139	720,175
Allowance for loan losses	(33,706)	(31,995)	(29,126)	(27,394)	(27,046)

Loans, net	5,963,441	5,611,672	5,164,061	4,778,742	4,500,676

Premises and equipment, net	37,939	36,686	36,954	37,351	37,641
Other real estate owned	29,290	43,522	39,340	40,405	42,654
Goodwill and other intangible assets	86,408	86,705	87,084	87,484	87,884
Deferred tax assets, net	66,213	74,420	75,176	78,090	76,720
Bank-owned life insurance	170,817	169,531	168,246	166,931	140,830
Other assets	89,280	102,149	71,552	78,580	74,071

Total assets	$8,221,222	$7,836,124	$7,331,486	$6,888,689	$6,607,198

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$789,019	$737,875	$637,047	$618,741	$621,845
Interest-bearing	3,490,188	3,276,896	2,935,418	2,678,410	2,586,491

Total transaction accounts	4,279,207	4,014,771	3,572,465	3,297,151	3,208,336
Time deposits	2,188,459	1,887,608	1,858,173	1,524,693	1,257,751

Total deposits	6,467,666	5,902,379	5,430,638	4,821,844	4,466,087
Borrowings	756,759	950,462	983,183	1,149,920	1,232,893
Other liabilities	73,625	93,984	41,556	61,047	50,739

Total liabilities	7,298,050	6,946,825	6,455,377	6,032,811	5,749,719

Stockholders’ Equity:
Class A common stock	40	39	39	39	37
Class B common stock	3	4	4	4	6
Additional paid-in capital	857,721	853,726	850,609	846,017	839,265
Retained earnings	134,491	110,987	88,535	58,786	37,646
Accumulated other comprehensive income (loss)	4,816	(8,240)	(9,443)	(2,905)	78
Treasury stock, at cost	(73,899)	(67,217)	(53,635)	(46,063)	(19,553)

Total stockholders’ equity	923,172	889,299	876,109	855,878	857,479

Total liabilities and stockholders’ equity	$8,221,222	$7,836,124	$7,331,486	$6,888,689	$6,607,198

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Performance Ratios
Interest rate spread	3.33%	3.49%	3.56%	3.49%	3.28%
Net interest margin	3.51%	3.65%	3.69%	3.62%	3.43%
Return on average assets	1.19%	1.19%	1.66%	1.26%	1.22%
Return on average equity	10.41%	10.28%	13.65%	9.73%	8.99%
Efficiency ratio (company level)	46.04%	47.11%	47.19%	47.47%	49.19%
Average interest-earning assets to average interest bearing liabilities	119.60%	118.42%	119.25%	120.40%	121.22%
Loans receivable to deposits	92.73%	95.62%	95.63%	99.67%	101.38%
Yield on interest-earning assets	4.12%	4.24%	4.21%	4.12%	3.88%
Cost of interest-bearing liabilities	0.79%	0.75%	0.65%	0.63%	0.60%
Asset and Credit Quality Ratios—Total loans
Nonperforming loans to loans receivable	0.30%	0.33%	0.35%	0.36%	0.39%
Nonperforming assets to total assets	0.57%	0.79%	0.79%	0.84%	0.91%
ALL to nonperforming assets	71.59%	51.51%	50.47%	47.43%	44.83%
ALL to total gross loans	0.56%	0.57%	0.56%	0.57%	0.60%
Asset and Credit Quality Ratios—New Loans
Nonperforming new loans to new loans receivable	0.01%	0.02%	0.03%	0.01%	0.00%
New loan ALL to total gross new loans	0.52%	0.52%	0.52%	0.52%	0.51%
Asset and Credit Quality Ratios—Acquired Loans
Nonperforming acquired loans to acquired loans receivable	3.69%	3.32%	2.90%	2.61%	2.45%
Acquired loan ALL to total gross acquired loans	1.10%	1.06%	0.92%	0.92%	1.04%
Capital Ratios (Company)
Average equity to average total assets	11.5%	11.6%	12.1%	13.0%	13.5%
Tangible average equity to tangible average assets	10.5%	10.6%	11.0%	11.8%	12.3%
Tangible common equity ratio (1)	10.3%	10.4%	10.9%	11.3%	11.8%
Tier 1 leverage ratio	9.8%	9.6%	10.3%	10.6%	11.3%
Tier 1 risk-based capital ratio	11.3%	11.1%	12.1%	12.6%	13.3%
Total risk-based capital ratio	11.3%	11.1%	12.1%	12.6%	13.3%
Capital Ratios (Bank)
Average equity to average total assets	10.5%	10.6%	11.0%	11.5%	11.8%
Tangible common equity ratio	9.4%	9.4%	9.7%	10.0%	10.2%
Tier 1 leverage ratio	9.6%	9.5%	9.9%	10.3%	10.7%
Tier 1 risk-based capital ratio	11.1%	11.1%	11.6%	12.2%	13.0%
Total risk-based capital ratio	11.2%	11.1%	11.6%	12.8%	13.5%

(1)	See Reconciliation of Non-GAAP Financial Measures—Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,209,762	$1,067,594	$998,141	$991,451	$942,424
Owner-occupied commercial real estate	571,558	558,659	524,728	452,991	400,438
1-4 single family residential	1,923,092	1,833,190	1,541,255	1,326,180	1,248,625
Construction, land and development	582,615	543,540	537,494	430,690	349,659
Home equity loans and lines of credit	43,730	34,973	30,945	28,185	22,798

Total real estate loans	$4,330,757	$4,037,956	$3,632,563	$3,229,497	$2,963,944

Commercial and industrial	1,187,788	1,064,873	972,803	925,285	837,270
Consumer	4,526	5,709	5,397	4,215	6,333

Total new loans	$5,523,071	$5,108,538	$4,610,763	$4,158,997	$3,807,547

Acquired ASC 310-30 Loans:
Commercial real estate	$182,828	$212,041	$247,628	$259,411	$286,337
1-4 single family residential	35,400	40,061	40,922	69,915	76,849
Construction, land and development	25,296	27,973	28,017	32,996	55,453

Total real estate loans	$243,524	$280,075	$316,567	$362,322	$418,639

Commercial and industrial	28,984	33,413	36,783	46,233	58,045
Consumer	2,216	2,287	2,390	2,434	2,524

Total Acquired ASC 310-30 Loans	$274,724	$315,775	$355,740	$410,989	$479,208

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$44,680	$55,731	$55,985	$60,804	$62,473
Owner-occupied commercial real estate	19,256	20,814	21,101	19,699	19,860
1-4 single family residential	74,568	80,199	84,111	86,832	86,754
Construction, land and development	6,338	6,338	6,338	6,319	8,610
Home equity loans and lines of credit	46,269	47,362	49,407	50,566	52,971

Total real estate loans	$191,111	$210,444	$216,942	$224,220	$230,668

Commercial and industrial	7,801	8,478	9,312	11,504	9,654
Consumer	440	432	430	426	645

Total Acquired Non-ASC 310-30 Loans	199,352	219,354	226,684	236,150	240,967

Total loans	$5,997,147	$5,643,667	$5,193,187	$4,806,136	$4,527,722

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands)
Noninterest-bearing demand deposits	$789,019	$737,875	$637,047	$618,741	$621,845
Interest-bearing demand deposits	725,896	647,824	608,454	404,085	288,990
Interest-bearing NOW accounts	425,464	441,476	347,832	350,602	414,795
Savings and money market accounts	2,338,828	2,187,596	1,979,132	1,923,723	1,882,706
Time deposits	2,188,459	1,887,608	1,858,173	1,524,693	1,257,751

Total deposits	$6,467,666	$5,902,379	$5,430,638	$4,821,844	$4,466,087

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,			Three Months Ended March 31,
	2016			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$92,582	$96	0.42%	$86,711	$66	0.31%
New loans	5,235,352	46,074	3.48%	4,856,809	42,712	3.48%
Acquired loans (4)	508,657	16,568	13.03%	556,923	18,576	13.34%
Investment securities	1,592,399	14,470	3.59%	1,576,617	14,374	3.61%

Total interest-earning assets	7,428,990	77,208	4.12%	7,077,060	75,728	4.24%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	470,240			477,018

Total assets	$7,899,230			$7,554,078

Interest-bearing liabilities:
Interest-bearing demand deposits	$671,023	$843	0.50%	$635,500	$784	0.48%
Interest-bearing NOW accounts	452,759	434	0.38%	391,158	372	0.38%
Savings and money market accounts	2,222,786	3,418	0.62%	2,041,197	2,843	0.56%
Time deposits	1,973,438	5,645	1.15%	1,901,109	5,294	1.12%
FHLB advances and other borrowings	891,580	1,938	0.86%	1,007,239	1,993	0.78%

Total interest-bearing liabilities	$6,211,586	$12,278	0.79%	$5,976,203	$11,286	0.75%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$716,806			$646,442
Other liabilities	65,110			55,374
Stockholders’ equity	905,728			876,059

Total liabilities and stockholders’ equity	$7,899,230			$7,554,078

Net interest income		$64,930			$64,442

Net interest spread			3.33%			3.49%

Net interest margin			3.51%			3.65%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended June 30,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$92,582	$96	0.42%	$75,166	$40	0.21%
New loans	5,235,352	46,074	3.48%	3,476,829	29,257	3.33%
Acquired loans (4)	508,657	16,568	13.03%	730,895	14,945	8.18%
Investment securities	1,592,399	14,470	3.59%	1,591,279	13,169	3.27%

Total interest-earning assets	7,428,990	77,208	4.12%	5,874,169	57,411	3.88%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	470,240			450,904

Total assets	$7,899,230			$6,325,073

Interest-bearing liabilities:
Interest-bearing demand deposits	$671,023	$843	0.50%	$212,164	$226	0.43%
Interest-bearing NOW accounts	452,759	434	0.38%	415,206	349	0.34%
Savings and money market accounts	2,222,786	3,418	0.62%	1,794,967	2,333	0.52%
Time deposits	1,973,438	5,645	1.15%	1,242,071	3,083	1.00%
FHLB advances and other borrowings	891,580	1,938	0.86%	1,181,419	1,246	0.42%

Total interest-bearing liabilities	$6,211,586	$12,278	0.79%	$4,845,827	$7,237	0.60%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$716,806			$576,905
Other liabilities	65,110			47,213
Stockholders’ equity	905,728			855,128

Total liabilities and stockholders’ equity	$7,899,230			$6,325,073

Net interest income		$64,930			$50,174

Net interest spread			3.33%			3.28%

Net interest margin			3.51%			3.43%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Six Months Ended June 30,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$89,646	$162	0.36%	$76,746	$73	0.19%
New loans	5,046,080	88,786	3.48%	3,329,174	55,842	3.34%
Acquired loans (4)	532,790	35,144	13.19%	763,551	31,666	8.29%
Investment securities	1,584,508	28,844	3.60%	1,537,879	25,279	3.27%

Total interest-earning assets	7,253,024	152,936	4.18%	5,707,350	112,860	3.94%

Non-earning assets:
FDIC loss share indemnification asset	—			21,901
Noninterest-earning assets	473,630			453,561

Total assets	$7,726,654			$6,182,812

Interest-bearing liabilities:
Interest-bearing demand deposits	$653,261	$1,627	0.50%	$177,215	$358	0.41%
Interest-bearing NOW accounts	421,958	806	0.38%	403,825	685	0.34%
Savings and money market accounts	2,131,992	6,261	0.59%	1,818,890	4,787	0.53%
Time deposits	1,937,274	10,939	1.13%	1,194,537	5,746	0.97%
FHLB advances and other borrowings	949,410	3,931	0.82%	1,107,574	2,226	0.40%

Total interest-bearing liabilities	$6,093,895	$23,564	0.77%	$4,702,041	$13,802	0.60%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$681,624			$573,126
Other liabilities	60,241			50,586
Stockholders’ equity	890,894			857,059

Total liabilities and stockholders’ equity	$7,726,654			$6,182,812

Net interest income		$129,372			$99,058

Net interest spread			3.41%			3.34%

Net interest margin			3.58%			3.50%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Net Income

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in thousands)
Net Income (loss)	$23,504	$22,452	$29,749	$21,140	$19,376
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	324	(54)	(28)	166	761
FDIC loss share indemnification loss	—	—	—	—	—
Noninterest expense
Salaries and employee benefits	1,018	240	48	3	(17)
Occupancy and equipment	—	103	512	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	45
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	—	7	88	20	203
Taxes
Tax Effect of adjustments (1)	17	(146)	(7,897)	50	186

Core Net Income	$24,215	$22,710	$22,528	$21,047	$19,031

Average assets	$7,899,230	$7,554,078	$7,123,099	$6,650,260	$6,325,073
ROA (2)	1.19%	1.19%	1.66%	1.26%	1.23%
Core ROA (3)	1.23%	1.21%	1.25%	1.26%	1.21%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items including $9.1 million release of deferred tax asset valuation reserve in Q4 2015. Core tax rate of 35% in 2015 and 36.1% in 2016.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
	(Dollars in thousands)
Reported: Net interest income	$64,930	$64,442	$61,969	$56,769	$50,174
FTE adjustment	865	975	1,044	1,043	986

Core net interest income	$65,795	$65,417	$63,013	$57,812	$51,160

Reported: Noninterest income	$8,222	$5,434	$7,543	$7,072	$14,152
FTE adjustment	822	822	841	704	701
Less: Gain (loss) on investment securities	324	(54)	(28)	166	761
FDIC loss share indemnification loss	—	—	—	—	—

Core noninterest income (loss)	$8,720	$6,310	$8,412	$7,610	$14,092

Reported: Noninterest expense	$33,975	$33,300	$33,201	$30,706	$32,047
Less:
Salaries and employee benefits	1,018	240	48	3	(17)
Occupancy and equipment	—	103	512	—	—
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	45
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	—	7	88	20	203

Core noninterest expense	$32,957	$32,950	$32,553	$30,683	$31,816

Efficiency ratio (1)	46.04%	47.11%	47.19%	47.47%	49.19%
Core efficiency ratio (2)	43.83%	45.41%	45.02%	46.29%	48.14%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	June 30,	March 31,	December 31	September 30,	June 30,
	2016	2016	2015	2015	2015
	(Dollars in thousands, except share and per share data)
Total assets	$8,221,222	$7,836,124	$7,331,486	$6,888,689	$6,607,198
Less:
Goodwill and other intangible assets	86,408	86,705	87,084	87,484	87,884

Tangible assets	$8,134,814	$7,749,419	$7,244,402	$6,801,205	$6,519,314

Total stockholders’ equity	$923,172	$889,299	$876,109	$855,878	$857,479
Less:
Goodwill and other intangible assets	86,408	86,705	87,084	87,484	87,884

Tangible stockholders’ equity	$836,764	$802,594	$789,025	$768,394	$769,595

Shares outstanding	40,537,913	40,595,787	40,860,453	40,984,200	41,423,199
Tangible book value per share	$20.64	$19.77	$19.31	$18.75	$18.58
Average assets	$7,899,230	$7,554,078	$7,123,099	$6,650,260	$6,325,073
Average equity	905,728	876,059	864,654	861,971	855,128
Average goodwill and other intangible assets	86,564	86,917	87,291	87,701	88,091
Tangible average equity to tangible average assets	10.5%	10.6%	11.0%	11.8%	12.3%
Tangible common equity ratio	10.3%	10.4%	10.9%	11.3%	11.8%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com